Exhibit 99.1

Depomed Announces First Quarter 2017 Financial Results and Strategic Initiatives Aimed at Driving Sustainable Long-Term Growth and Shareholder Value

-                    First Quarter GAAP Revenues of $90 million, non-GAAP Revenues of $95 million -

-                    Company Announces Implementation of Strategic Initiatives to Drive Portfolio Growth -

-                    2017 Non-GAAP Revenue Guidance of $410 to $430 million Inclusive of an Expected Wholesaler Inventory Reduction -

-                    Conference Call Scheduled for Today at 4:30 PM EDT; Dial In Information Below -

NEWARK, California, May 9, 2017 - Depomed, Inc. (Nasdaq:DEPO) today reported financial results for the quarter ended March 31, 2017 and outlined a set of strategic initiatives aimed at positioning the Company for future growth.

“I am excited to have joined Depomed and am confident in our future,” said Arthur Higgins, President and Chief Executive Officer of Depomed. “We are currently facing a number of challenges in our business and they are reflected in our first quarter performance which fell well short of expectations.  During my first month on the job, I have worked across the Company to diagnose our recent performance.  The key drivers of our first quarter shortfall include: significant declines in the opioid market and a highly disruptive salesforce realignment which was implemented in February.”

Mr. Higgins continued: “Despite these challenges, Depomed has a valuable set of differentiated assets and, as a team, we are working rapidly to address the issues within our control.  We are in the process of implementing a number of actions that are compatible with market realities and the promotional needs of our products.  These initiatives should have an impact in the coming quarters as we stabilize the business and look to exit the year well positioned to drive sustainable long-term growth and shareholder value.”

Business and Financial Highlights

•                  First quarter 2017 GAAP revenues were $90 million, impacted by a one-time $4.7 million Managed Care rebate charge. Non-GAAP revenues were $95 million excluding the charge

•                  First quarter ending cash and marketable securities was $195 million, an increase of $17 million during the quarter

•                  Quarterly GAAP net loss of ($27) million or ($0.43) per share

•                  Quarterly non-GAAP adjusted earnings of $4 million, or $0.07 per share

•                  Quarterly non-GAAP adjusted EBITDA of $25 million

•                  Early repayment of $100 million of secured debt in April 2017

•                  U.S. District Court upheld 5 of the 6 disputed claim terms of U.S. Patents in Depomed’s patent infringement case against Purdue Pharma

•                  Appointment of Sharon D. Larkin, Senior Vice President of Human Resources and Administration

Product Portfolio

REVENUES (GAAP BASIS)

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016

Product sales, net:
Nucynta products	$60,696	$69,364
Gralise	18,552	19,023
Cambia	7,203	6,172
Lazanda	3,925	4,560
Zipsor	4,651	5,452
Managed care dispute reserve	(4,742)	—
Total product sales, net	90,285	104,571

Royalties	162	209

Total revenues (GAAP Basis)	$90,447	$104,780

Strategic Initiatives Aimed at Driving Sustainable Portfolio Growth

The Company today is announcing a series of initiatives aimed at driving growth and increasing efficiencies in the business.

Improved Salesforce Alignment: the Company has implemented the following adjustments to its recent salesforce realignment. Importantly, the overall headcount of the salesforce will not be impacted.

Pain Team: the Pain salesforce, which was recently increased from 190 to 258, will remain at 258 and continue to carry NUCYNTA ER and NUCYNTA IR as their primary focus. Gralise has been reassigned to the Neurology team where it will receive proper focus. Call plan targets will be optimized to ensure Pain Specialists are sufficiently covered given their increasing importance in this market.

Neurology Team: the Company will be re-investing in the Neurology franchise and salesforce. The Neurology salesforce numbering 40 will be increased to 60, reflecting allocation of Oncology headcount as outlined below. This group will carry Gralise and Cambia, which are promotionally sensitive products.

Elimination of Oncology Salesforce: due to the significant deterioration within the Fentanyl market, the Company will stop promoting Lazanda through its field force. The 20 Oncology headcount will be allocated to the Neurology salesforce to enhance the support of Gralise and Cambia.

Streamlining of Corporate Functions: today the Company is implementing a series of cost saving initiatives including an approximately 30 person reduction in force at the Company’s headquarters, representing 20% of the home office staff. As a result, the Company intends to take a one-time charge of approximately $5 million in the second quarter of 2017.

Cebranopadol: in light of the changing opioid landscape, the Company is exploring ways to improve cebranopadol’s differentiated profile and potential modifications to the development program prior to its entry into Phase 3 trials, which is now anticipated to begin in late 2018.

2017 Financial Outlook

Depomed is issuing new 2017 financial guidance:

2017 Guidance
Total Revenue (GAAP)	$405-$425 million
Total Revenue (Non-GAAP)	$410-$430 million
Non-GAAP Adjusted EBITDA	$120-$130 million
Total Non-GAAP SG&A Expense	$187-$197 million
Total Non-GAAP R&D Expense	$22-$29 million

This new revenue guidance includes an expectation that wholesaler inventories will be reduced during the year resulting in a reduction of revenue of approximately $7 to $8 million.

The Company is not providing GAAP net loss or GAAP expense guidance as the Company is not able to estimate its non-recurring expenses for 2017.

Non-GAAP Financial Measures

To supplement our financial results presented on a U.S. generally accepted accounting principles, or GAAP, basis, we have included information about non-GAAP adjusted earnings, non-GAAP adjusted earnings per share and non-GAAP adjusted EBITDA, non-GAAP financial measures, as useful operating metrics. We believe that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and our management in assessing the Company’s performance and results from period to period. We use these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings and non-GAAP adjusted earnings per share are not based on any standardized methodology prescribed by GAAP and represent GAAP net income (loss) and GAAP earnings (loss) per share adjusted to exclude amortization, IPR&D and non-cash adjustments related to product acquisitions, stock-based compensation expense, non-cash interest expense related to debt, costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid, the special meeting requests made by an activist investor and CEO transition, adjustments associated with non-recurring legal settlements and disputes, and to adjust for the tax effect related to each of the non-GAAP adjustments. Non-GAAP adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) adjusted to exclude interest income, interest expense, amortization, IPR&D and non-cash adjustments related to product acquisitions, stock-based compensation expense, depreciation, taxes, adjustments related to non-recurring legal settlements and disputes, costs associated with our defense against the Horizon Pharma hostile takeover bid, the special meeting requests made by an activist investor, and CEO transition. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Conference Call

Depomed will host a conference call today, Tuesday, May 9th beginning at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss its results. Participants can access the call by dialing (844) 839-0046 (United States) or (857) 270-6032 (International) and reference Conference ID 10761035. The conference call will also be available via a live webcast under the Investor Relations section of Depomed’s website at http://www.Depomed.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed is a leading specialty pharmaceutical company focused on enhancing the lives of the patients, families, physicians, providers and payors we serve through commercializing innovative products for pain and neurology related disorders. Depomed markets six medicines with areas of focus that include mild to severe acute pain, moderate to severe chronic pain, neuropathic pain, migraine and breakthrough cancer pain. Depomed is headquartered in Newark, California. To learn more about Depomed, visit www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2017 and expectations regarding financial results and potential business opportunities and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the Company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR AND MEDIA CONTACT:

Christopher Keenan
VP, Investor Relations and Corporate Communications
510-744-8000
ckeenan@depomed.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)
Revenues:
Product sales, net	$90,285	$104,571
Royalties	162	209
Total revenues	90,447	104,780

Costs and expenses:
Cost of sales	17,774	23,549
Research and development expense	5,084	5,949
Selling, general and administrative expense	48,519	52,559
Amortization of intangible assets	25,735	27,037
Total costs and expenses	97,112	109,094

Loss from operations	(6,665)	(4,314)
Interest and other income	250	130
Interest expense	(20,124)	(22,727)
(Provision for)/Benefit from income taxes	(202)	5,994
Net loss	$(26,741)	$(20,917)

Basic and diluted net loss per share	$(0.43)	$(0.34)
Shares used in calculating basic and diluted net loss per share	62,129	60,898

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016

Cash, cash equivalents and marketable securities	$194,512	$177,420
Accounts receivable	67,813	102,589
Inventories	11,959	13,033
Property and equipment, net	15,107	15,526
Intangible assets, net	876,414	902,149
Prepaid and other assets	13,919	14,620
Total assets	$1,179,724	$1,225,337

Accounts payable	7,176	14,855
Income tax payable	101	59
Interest payable	13,484	15,924
Accrued liabilities	49,028	59,398
Accrued rebates, returns and discounts	128,565	131,536
Senior notes	466,653	466,051
Convertible notes	256,774	252,725
Contingent consideration liability	8,611	14,825
Other liabilities	19,117	19,176
Shareholders’ equity	230,215	250,788
Total liabilities and shareholders’ equity	$1,179,724	$1,225,337

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EARNINGS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)

GAAP net loss	$(26,741)	$(20,917)
Non-cash interest expense on debt	4,650	4,235
Managed care dispute reserve	4,742	—
Intangible amortization related to product acquisitions	25,735	27,037
Inventory step-up related to product acquisitions	—	10
Contingent consideration related to product acquisitions	(4,469)	417
Stock based compensation	3,556	3,910
Other costs (1)	2,276	185
Valuation allowance on deferred tax assets	7,568	—
Income tax effect of non-GAAP adjustments (3)	(12,884)	(12,543)
Non-GAAP adjusted earnings	$4,433	$2,334
Add interest expense of convertible debt, net of tax (2)	—	—
Numerator	$4,433	$2,334
Shares used in calculation (2)	64,294	62,762
Non-GAAP adjusted earnings per share	$0.07	$0.04

(1) Other costs represents non-recurring costs associated with the special meeting requests of an activist investor, CEO transition and costs associated with the Company’s defense of Horizon Pharma’s hostile takeover attempt.

(2) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.  However, for the three months ended March 31, 2017 and 2016, the underlying shares of the convertible debt were not added to the denominator and the related interest expense was not added back to the numerator because the effect would be anti-dilutive and increase non-GAAP adjusted earnings per share.

(3) Calculated by taking the pre-tax non-GAAP adjustments and applying the statutory tax rate.  Expected cash taxes were $202 for the three months ended March 31, 2017 and $1,020 for the three months ended March 31, 2016.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)

GAAP net loss	$(26,741)	$(20,917)
Pharmacy benefit manager dispute reserve	4,742	—
Intangible amortization related to product acquisitions	25,735	27,037
Inventory step-up related to product acquisitions	—	10
Contingent consideration related to product acquisitions	(4,469)	417
Stock based compensation	3,556	3,910
Interest income	(204)	(130)
Interest expense	19,572	22,133
Depreciation	626	631
Benefit from income taxes	202	(5,994)
Other costs (1)	2,276	185
Transaction costs	—	43
Non-GAAP adjusted EBITDA	$25,295	$27,325

(1) Other costs represent non-recurring costs associated with the special meeting requests of an activist investor, CEO transition and costs associated with the Company’s defense of Horizon Pharma’s hostile takeover attempt.

RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

For the three months ended March 31, 2017

(in thousands)

(unaudited)

	Product Sales	Cost of sales	Research and development expense	Selling, general and administrative expense	Amortization of intangible assets	Interest expense	Benefit from (provision for) income taxes
GAAP as reported	$90,447	$17,774	$5,084	$48,519	$25,735	$(20,124)	$(202)
Non-cash interest expense on debt	—	—	—	—	—	4,650	—
Managed care dispute reserve	4,742	—	—	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	(25,735)	—	—
Contingent consideration related to product acquisitions	—	—	—	5,000	—	531	—
Stock based compensation	—	(36)	(346)	(3,174)	—	—	—
Other costs	—	—	—	(2,276)	—	—	—
Valuation allowance on deferred tax assets	—	—	—	—	—	—	7,568
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	(12,884)
Non-GAAP adjusted	$95,189	$17,738	$4,738	$48,069	$—	$(14,943)	$(5,518)

RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

For the three months ended March 31, 2016

(in thousands)

(unaudited)

	Cost of sales	Research and development expense	Selling, general and administrative expense	Amortization of intangible assets	Interest expense	Benefit from (provision for) income taxes
GAAP as reported	$23,549	$5,949	$52,559	$27,037	$(22,727)	$5,994
Non-cash interest expense on debt	—	—	—	—	4,235	—
Intangible amortization related to product acquisitions	—	—	—	(27,037)	—	—
Inventory step-up related to product acquisitions	(10)	—	—	—	—	—
Contingent consideration related to product acquisitions	—	—	(177)	—	594	—
Stock based compensation	(8)	(77)	(3,825)	—	—	—
Other costs	—	—	(185)	—	—	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	(12,543)
Non-GAAP adjusted	$23,531	$5,872	$48,372	$—	$(17,898)	$(6,549)

RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP ADJUSTED EARNINGS PER SHARE

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)

GAAP net loss per share	$(0.43)	$(0.34)
Conversion from basic shares to diluted shares	0.01	0.01
Non-cash interest expense on debt	0.07	0.07
Managed care dispute reserve	0.07	—
Intangible amortization related to product acquisitions	0.40	0.43
Contingent consideration related to product acquisitions	(0.07)	0.01
Stock based compensation	0.06	0.06
Other costs	0.04	—
Valuation allowance on deferred tax assets	0.12	—
Income tax effect of non-GAAP adjustments	(0.20)	(0.20)
Non-GAAP adjusted earnings per share	$0.07	$0.04